--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 10, 2003



                    Heritage Property Investment Trust, Inc.
             (Exact name of registrant as specified in its charter)


                 Maryland                                ______                           04-3474810
     (State or other jurisdiction of             (Commission File No.)         (IRS Employer Identification No.)
              incorporation)                           001-31297

           535 Boylston Street                                                               02116
          Boston, Massachusetts                                                           (Zip Code)
 (Address of principal executive offices)
                                                     (617) 247-2200
                                            (Registrant's telephone number,
                                                  including area code)


--------------------------------------------------------------------------------

Item 5.       Other Events

         On February 10, 2003, Heritage Property Investment Trust, Inc. (the "Company") issued a press release announcing the Company's results for the quarter ended December 31, 2002. The Company is attaching this press release as
Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

99.1 Heritage Property Investment Trust, Inc. press release dated February 10, 2003 for the quarter ended December 31, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     HERITAGE PROPERTY
                                     INVESTMENT TRUST, INC.

				     /s/ Thomas C. Prendergast
                                     ____________________________________
                                     Thomas C. Prendergast
                                     Chairman, President and Chief Executive
                                     Officer


				     /s/ David G. Gaw
                                     ____________________________________
                                     David G. Gaw
                                     Senior Vice President, Chief Financial
                                     Officer and Treasurer

Dated:  February 10, 2003

For more information contact:    Cayce L. Montero
                                 Director, Corporate Development
                                 (617) 247-2200
                                 cmontero@heritagerealty.com


FOR IMMEDIATE RELEASE


           HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS
                   FOR FOURTH QUARTER ENDED DECEMBER 31, 2002

Boston, MA...February 10, 2003...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company") today reported results of operations for the fourth quarter ended December 31, 2002. Financial highlights, significant events and transactions completed for the quarter include:

     o Funds from Operations (FFO) for the fourth quarter 2002 was $26.8 million, or $0.64 per diluted share.

     o Net income attributable to common shareholders was $9.1 million, or $0.22 per diluted share.

     o Revenue from rentals and recoveries increased 10.5% to $72.0 million for the fourth quarter 2002 from $65.1 million for the fourth quarter 2001. In excess of 99% of fourth quarter 2002 total revenue was derived from shopping center properties.

     o During the fourth quarter of 2002, Heritage completed the acquisition of three community shopping centers. The aggregate purchase price for the three properties was $59.7 million.

     o On January 15, 2003, the Company paid a dividend on its common stock for the quarter ended December 31, 2002 of $0.525 per share.

"We are pleased with our accomplishments for the year 2002. Our fourth quarter operating results were consistent with expectations, concluding a significant year for Heritage. Our fundamentals are strong and our core portfolio of grocer-anchored shopping centers remains well positioned. We look forward to 2003 with resolve, patience and optimism," stated Heritage's Chairman, President and Chief Executive Officer, Thomas Prendergast.

The fourth quarter 2002 was the second full quarter of the Company since it completed its initial public offering on April 29, 2002. In connection with the IPO, the Company issued 18,080,556 new shares of common stock, including shares issued upon the partial exercise of the underwriters' over-allotment option. In addition, previously outstanding 20,341,767 shares of Series A preferred stock, which shares were required to be excluded from historical diluted per share earnings calculations, automatically converted to shares of common stock on a one-for-one basis. As a result of these changes in the Company's capital structure resulting from the completion of the IPO, a discussion of full calendar year results, as well as comparisons with prior period results, have generally been eliminated because such results and comparisons would not be meaningful.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2002. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

OPERATING RESULTS
Leasing Activity
At December 31, 2002, the Company's portfolio was 93.2% leased. During the fourth quarter of 2002, the Company executed 189 leases (new and renewed), for 636,000 square feet, and achieved a 5.6% increase over prior rents on a cash basis. For the year ended December 2002, the Company executed 666 leases (new and renewed), for 2,639,000 square feet, and achieved a 6.8% increase over prior rents on a cash basis.

Same Property Operating Results
With respect to the properties owned and operated by the Company for both the three months and year ended December 31, 2002 and 2001, same property net operating income increased 1.3% and 2.2% respectively.

-------------------------------------------------------------------------------------------------------------------
                                                        Same Property Operating Data
                                                               (in thousands)
                                    Three Months Ended Year Ended
                                            December 31,                              December 31
                                 ------------------------------------         ----------------------------
                                     2002                 2001                   2002            2001
                                 --------------     -----------------         ------------    ------------

Total income                       $ 65,378             $ 63,330               $257,741        $251,344
Operating expenses                 (19,882)             (18,430)               (75,218)        (72,774)
                                 --------------     -----------------         ------------    ------------
     Net Operating Income          $ 45,496             $ 44,900      1.3%     $ 182,523       $ 178,570    2.2%
                                 ==============     =================         ============    ============
-------------------------------------------------------------------------------------------------------------------

INVESTMENT ACTIVITY
Fourth Quarter Acquisitions
During the fourth quarter of 2002, Heritage completed the acquisition of three community shopping centers. The aggregate purchase price for the three properties was $59.7 million. The shopping centers total 1,071,426 square feet of gross leasable area (GLA), of which the Company acquired 484,765 square feet of GLA. These acquisitions were financed by a combination of borrowings under the Company's existing credit facility and assumption of existing mortgage debt. Set forth below is information regarding the Company's property acquisitions.

Warminster Towne Center
Warminster Towne Center is a 319,826 square foot community center located in Warminster, Bucks County, Pennsylvania. The center is 97% leased and anchored by Shop Rite, Ross Dress for Less, Petsmart and Office Max and includes a separately owned Kohl's (80,683 square feet).

Apple Glen Crossing
Apple Glen Crossing is a 452,550 square foot community center located in Fort Wayne, Indiana. The center is 96% leased and anchored by Best Buy, Dick's Sporting Goods and includes a separately owned Wal-Mart Supercenter (213,437 square feet) and Kohl's (88,791 square feet).

Montgomery Commons
Montgomery Commons is a 299,050 square foot community center located in Montgomery, Alabama adjacent to the Company's existing 176,361 square foot Montgomery Towne Center. The center is 99% leased and anchored by Marshalls, Michael's and includes a separately owned Wal-Mart Supercenter (203,750 square feet).

Subsequent Acquisition
Spradlin Farm
On January 23, 2003, the Company completed the acquisition of Spradlin Farm, a 442,082 square foot community shopping center located in Christiansburg, Virginia for $22.5 million. The center is approximately ten minutes from Blacksburg, Virginia and the Virginia Tech University campus. The property, which is 98% leased, is anchored by TJ Maxx, Barnes & Noble, Michael's and Goody's, and includes a separately owned Home Depot (124,000 square feet) and Target (137,000 square feet), and is adjacent to a new Wal-Mart Supercenter (210,000 square feet).

Subsequent Disposition
Single Tenant Properties
In keeping with the Company's focus on it's core portfolio of grocer-anchored shopping centers, the Company completed the disposition of nine of its ten remaining single-tenant properties on January 31, 2003, for $2.2 million, resulting in a net gain on sale of $0.6 million.

YEAR END RECAP
A summary of other financial highlights, significant events and transactions completed for the year ended December 31, 2002 include:

     o The completion of the Company's initial public offering and sale by the Company of 18,080,556 new shares of its common stock in the IPO at a price of $25.00 per share on April 29, 2002. In connection with the IPO, all 20,341,767 shares of the Company's Series A Cumulative Convertible Preferred Stock and redeemable equity outstanding converted automatically into shares of the Company's common stock on a one for one basis. The Company used the net proceeds from the offering to repay $215.7 million under its prior line of credit facility, to repay in full $100.0 million of subordinated debt, and to pay the $6.8 million fee associated with terminating the collar previously in place with respect to the $150.0 million term loan under the prior line of credit facility.

     o The procurement of a new $350 million unsecured line of credit with a group of 13 lenders and Fleet National Bank as agent on April 29, 2002. The new line of credit expires on April 29, 2005 and bears interest at a floating rate based on a spread over LIBOR ranging from 80 basis points to 135 basis points depending on the Company's debt rating. The Company has used this new line of credit throughout the year to finance its operations and property acquisitions.

     o The acquisition by the Company of ten shopping centers, nine of which are grocer-anchored. The shopping centers total 3.1 million square feet of gross leasable area (GLA), of which the Company acquired 2.4 million square feet of GLA. The aggregate purchase price for these properties of $204.7 million was funded through borrowings under the Company's line of credit facilities of $105.6 million, the assumption of mortgage debt of $91.2 million, and from the issuance of limited partnership units in one of the Company's operating partnerships valued at $7.9 million. In addition, Heritage acquired two parcels (the Winn Dixie parcel at Camelot Shopping Center and the Circuit City parcel at Montgomery Towne Center) at company owned shopping centers aggregating
         0.1 million square feet of GLA for a purchase price of $6.5 million funded through borrowings under the Company's line of credit.

     o The disposition by the Company of an office building, a single tenant property, and a development property for aggregate proceeds of $10.4 million, resulting in an aggregate gain of $3.3 million. The sales of these properties are consistent with the Company's policy to sell non-core assets and redeploy the capital into grocer-anchored shopping centers.

     o The payment by the Company of aggregate post-IPO dividends on its common stock for the partial year beginning with the IPO and ending December 31, 2002 of $1.413 per share, representing two full quarterly dividends of $0.525 and a partial second quarter dividend of $0.363 per share.

     o The upgrade of the Company's credit rating to investment grade with a stable outlook by both Standard and Poor's and Moody's in August 2002.

Members of Heritage's senior management will host a conference call on Tuesday, February 11, 2003, at 10:00 a.m., ET, to discuss the Company's fourth quarter and year-end results. Stockholders, analysts and other interested parties may participate in this conference call by accessing the Company's website at: or by dialing (800)-915-4836.

A replay of the conference call will be available after the call through 12:00 p.m. Eastern Time on February 11, 2003 by accessing the Company's website at: or by dialing (800)-428-6051 access code 282830.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of December 31, 2002, the Company had a portfolio consisting principally of 152 shopping centers, located in 26 states and totaling approximately 30.7 million square feet of total gross leasable area, of which 25.9 million square feet is company-owned gross leasable area. The Company's shopping center portfolio was approximately 93% leased as of December 31, 2002.

Heritage is headquartered in Boston Massachusetts and has an additional 13 regional offices located in the Eastern and Midwestern United States.

A copy of Heritage's fourth quarter 2002 "Supplemental Operating and Financial Data" will be available on the Investor section of the Company's website at . These materials are also available by contacting Cayce Montero of Heritage Property Investment Trust, Inc. or by written request to:

                                Cayce L. Montero
                         Director, Corporate Development
                               535 Boylston Street
                                Boston, MA 02116

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company's shopping centers, including the Company's tenants, real estate conditions, current and future bankruptcies of the Company's tenants, execution of shopping center redevelopment programs, the Company's ability to finance the Company's operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements.


                                   HERITAGE PROPERTY INVESTMENT TRUST, INC.

                                          Consolidated Balance Sheets
                               (in thousands of dollars, except per-share data)

                                                                              December 31,          December 31,
                                                                                  2002                  2001
                                                                          ----------------------  ------------------
                                 Assets                                        (unaudited)
Real estate investments, net..........................................             $2,004,633           1,845,168
Cash and cash equivalents.............................................                  1,491               6,146
Accounts receivable, net of allowance for doubtful accounts of                         22,836              23,639
     $6,389 in 2002 and $7,473 in 2001................................
Prepaids and other assets.............................................                 11,162              13,628
Deferred financing and leasing costs..................................                 15,564              18,684
                                                                                       ------              ------

        Total assets..................................................             $2,055,686           1,907,265
                                                                                   ==========           =========



         Liabilities, Redeemable Equity and Shareholders' Equity
Liabilities:
   Mortgage loans payable.............................................               $565,792             492,289
   Unsecured notes payable............................................                201,490             201,490
   Line of credit facility............................................                234,000             343,000
   Subordinated debt..................................................                     --             100,000
   Accrued expenses and other liabilities.............................                 68,275              69,931
   Accrued distributions..............................................                 21,968              12,041
                                                                                       ------              ------

        Total liabilities.............................................              1,091,525           1,218,751
                                                                                    ---------           ---------

Series B Preferred Units..............................................                 50,000              50,000
Series C Preferred Units..............................................                 25,000              25,000
Exchangeable limited partnership units................................                  8,128                 527
Other minority interest...............................................                  2,425               2,425
                                                                                        -----               -----

        Total minority interests......................................                 85,553              77,952
                                                                                       ------              ------

Redeemable equity:
   Series A 8.5% Cumulative  Convertible  Participating  Preferred Stock,                  --             123,094
                                                                                           --             -------
     $.001 par value,  0 and 3,743,315  shares issued and  outstanding at
     December 31, 2002 and 2001,  respectively;  and common stock,  $.001 par  value,  0  and  1,256,685  shares  issued  and  outstanding  at
     December 31, 2002 and 2001, respectively.........................

Shareholders' equity:
   Series A 8.5% Cumulative  Convertible  Participating  Preferred Stock,                  --                  16
     $.001 par value; 0 and 25,000,000  shares authorized at December 31,
     2002 and 2001,  respectively;  0 and  16,598,452  shares  issued and outstanding at December 31, 2002 and 2001, respectively..........
   Common  stock,  $.001 par value;  200,000,000  and  70,000,000  shares                  41                   6
     authorized at December 31, 2002 and 2001,  respectively;  41,504,208 and  5,561,635  shares issued and  outstanding  at December 31, 2002 and 2001, respectively...........................................
   Additional paid-in capital.........................................              1,006,417             553,726
   Cumulative distributions in excess of net income...................              (126,803)            (55,435)
   Unearned compensation..............................................                (1,047)             (2,103)
   Accumulated other comprehensive loss...............................                     --             (8,742)
                                                                                           --             -------

        Total shareholders' equity....................................                878,608             487,468
                                                                                      -------             -------

        Total liabilities, redeemable equity and shareholders' equity.             $2,055,686           1,907,265
                                                                                   ==========           =========


                                        HERITAGE PROPERTY INVESTMENT TRUST, INC.

                                            Consolidated Statements of Income
                                   (unaudited and in thousands, except per-share data)


                                                                       Three Months Ended          Year Ended
                                                                          December 31,            December 31,
                                                                      ----------------------  ----------------------
                                                                         2002       2001         2002       2001
                                                                         ----       ----         ----       ----

Revenue:
   Rentals and recoveries..........................................      $71,994     65,138      277,931    255,208
   Interest and other..............................................           24         37           88        298
                                                                              --         --           --        ---

        Total revenue..............................................       72,018     65,175      278,019    255,506
                                                                          ------     ------      -------    -------

Expenses:
   Property operating expenses.....................................       10,326      9,290       39,204     37,182
   Real estate taxes...............................................       11,288      9,802       40,874     37,853
   Depreciation and amortization...................................       17,888     17,468       70,023     64,051
   Interest........................................................       16,595     21,980       72,312     88,315
   Interest-related party..........................................           --         --           --      2,027
   General and administrative......................................        5,150      3,521       23,351     12,640
                                                                           -----      -----       ------     ------

        Total expenses.............................................       61,247     62,061      245,764    242,068
                                                                          ------     ------      -------    -------

        Income before net gains (losses)...........................       10,771      3,114       32,255     13,438
Gains on sales of real estate investments and equipment............           --      1,312        2,924      4,159
Net derivative gains (losses)......................................           --        146      (7,766)        986
                                                                              --        ---      -------        ---

        Income before allocation to minority interests.............       10,771      4,572       27,413     18,583
Income allocated to exchangeable limited partnership units                 (106)         --        (235)         --
Income allocated to Series B & C Preferred Units...................      (1,664)    (1,664)      (6,656)    (6,656)
                                                                         -------    -------      -------    -------

        Income before discontinued operations and extraordinary item       9,001      2,908       20,522     11,927

Discontinued operations:
   Operating income from discontinued operations...................           65         63          267        309
   Gain on sale of discontinued operations.........................           --         --          384         --
                                                                              --         --          ---         --

        Income from discontinued operations........................           65         63          651        309
                                                                              --         --          ---        ---

        Income before extraordinary item...........................        9,066      2,971       21,173     12,236
                                                                           -----      -----       ------     ------

Extraordinary loss on prepayment of debt, net of minority interest.           --         --      (6,730)         --
                                                                              --         --      -------         --

        Net income.................................................        9,066      2,971       14,443     12,236

Preferred stock distributions......................................           --   (10,806)     (14,302)   (43,345)
Accretion of redeemable equity.....................................           --      (249)        (328)      (995)
                                                                              --      -----        -----      -----

        Net income (loss) attributable to common shareholders......       $9,066    (8,084)        (187)   (32,104)
                                                                          ======    =======        =====   ========

Basic per-share data:
   Income (loss) before discontinued operations and extraordinary          $0.22     (1.19)         0.19     (4.75)
      item.........................................................

   Income from discontinued operations.............................           --       0.01         0.02       0.04

   Extraordinary loss on prepayment of debt, net of minority interest         --         --       (0.22)         --
                                                                              --         --       ------         --

   Income (loss) attributable to common shareholders...............        $0.22     (1.18)       (0.01)     (4.71)
                                                                           =====     ======       ======     ======

   Weighted average common shares outstanding......................       41,504      6,818       30,257      6,818
                                                                          ======      =====       ======      =====

Diluted per-share data:
   Income (loss) before discontinued operations and extraordinary          $0.22     (1.19)         0.19     (4.75)
      item.........................................................

   Income from discontinued operations.............................           --       0.01         0.02       0.04

   Extraordinary loss on prepayment of debt, net of minority interest         --         --       (0.22)         --
                                                                              --         --       ------         --

   Income (loss) attributable to common shareholders...............        $0.22     (1.18)       (0.01)     (4.71)
                                                                           =====     ======       ======     ======


   Weighted average common and common equivalent shares                   41,531      6,818       30,286      6,818
                                                                          ======      =====       ======      =====
      outstanding..................................................


                                   HERITAGE PROPERTY INVESTMENT TRUST, INC.

                                     Calculation of Funds from Operations
                                           (in thousands of dollars)
                                                             Three Months Ended               Year Ended
                                                                December 31,                 December 31,
                                                          --------------------------  ----------------------------
                                                              2002         2001           2002          2001
                                                              ----         ----           ----          ----

Net income.............................................         $9,066        2,971          14,443        12,236
     Add (deduct):
Depreciation and amortization (real estate-related)....         17,715       17,363          69,498        63,723
Net gains on sales of real estate investments and                   --       (1,312)         (3,308)       (4,159)
equipment..............................................
Extraordinary loss on debt prepayment, net of minority              --           --           6,730            --
interest...............................................
Preferred stock distributions..........................             --      (10,806)        (14,302)      (43,345)
Accretion of redeemable equity.........................             --         (249)           (328)         (995)
                                                                    --        -----           -----         -----

Funds from Operations..................................        $26,781        7,967          72,733        27,460
                                                               =======        =====          ======        ======


The White Paper on Funds from Operations approved by NAREIT in March 1995, and revised in November 1999, defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from extraordinary items and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company believes that Funds from Operations is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.